UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2015

Cvent, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36043	54-1954458
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Greensboro Station Place, 7th Floor Tysons Corner, Virginia	22102
(Address of principal executive offices)	(Zip Code)
(703) 226-3500
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 3, 2015, Cvent, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Purchase Agreement") by and among the Company, CrowdTorch LLC, a wholly owned subsidiary of the Company ("CrowdTorch") and Vendini, Inc., a California corporation ("Vendini"), pursuant to which Vendini purchased certain assets and assumed certain liabilities of CrowdTorch. The purchased assets and assumed liabilities comprise CrowdTorch's business of consumer-oriented online and box office ticket sales, premium services and other marketing and promotional services directed towards performance venues and participation sports, including but not limited to sales directed through LaughStub, TuneStub, and ElectroStub (the "Ticketing Business"). The purchased assets comprise substantially all of CrowdTorch's assets, other than CrowdTorch's mobile applications business.

The aggregate purchase price is $3,000,000, subject to customary purchase price adjustments. The purchase price is comprised of $250,000 cash and a $2,750,000 promissory note from Vendini to the Company, which bears interest at a rate of 5% per annum and matures on December 4, 2018. The note is secured against the assets, subject to any senior liens upon such assets. The Purchase Agreement includes customary representations, warranties, covenants and indemnities for a transaction of this nature. In connection with the Purchase Agreement, the Company entered into a Transition Services Agreement pursuant to which for fees the Company will provide certain services, for a term of up to six months, to assist Vendini with the transition of the Ticketing Business to Vendini's operation.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the transaction, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Stockholders of the Company should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CrowdTorch, the Company, or the Ticketing Business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may not be reflected in the Company's public disclosures.

Item 2.01. Completion of Acquisition or Disposition of Assets
The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure
On December 7, 2015, the Company issued a press release (the "Press Release") announcing the completion of the sale of the Ticketing Business. A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information set forth in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01. Financial Statements and Exhibits
(b)     Pro forma financial information
The unaudited pro forma consolidated balance sheet of the Company as of September 30, 2015 and the unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 2014 and the nine months ended September 30, 2015, giving effect to the sale of the Ticketing Business as if it occurred as of January 1, 2014, is filed herewith as Exhibit 99.2 to this current Report on Form 8-K and is incorporated herein by reference.

(d)Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, by and among CrowdTorch LLC, Cvent, Inc., and Vendini, Inc., dated as of December 3, 2015.*
99.1	Press Release of the Company, dated December 7, 2015.
99.2
Unaudited pro forma consolidated balance sheet as of September 30, 2015 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015

*Certain exhibits and schedules have been omitted from this filing. The Company agrees to furnish a copy of any omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cvent, Inc.
Date: December 7, 2015	By:	/s/ Cynthia A. Russo
	Name:	Cynthia A. Russo
	Title:	Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, by and among CrowdTorch LLC, Cvent, Inc., and Vendini, Inc., dated as of December 3, 2015.*
99.1	Press Release of the Company, dated December 7, 2015.
99.2
Unaudited pro forma consolidated balance sheet as of September 30, 2015 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015

*Certain exhibits and schedules have been omitted from this filing. The Company agrees to furnish a copy of any omitted exhibits and schedules to the Securities and Exchange Commission upon request.